UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 23, 2008

Belvedere SoCal

(Exact Name of Registrant as Specified in Its Charter)

California

(State or Other Jurisdiction of Incorporation)

333-141453	20-8356735
(Commission File Number)	(IRS Employer Identification No.)

One Maritime Plaza, Suite 825, San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

(415) 434-1236

(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) & (d)   On May 23, 2008, Mr. Jae H. Lim resigned from the board of directors of Belvedere SoCal (“SoCal”).  On May 28, 2008, Mr. Justin C.R. Evans was elected by the board of directors of SoCal to fill the vacancy left by the resignation of Mr. Lim.  Mr. Evans will serve on the audit and compensation committees.  Mr. Evans is a Member of Belvedere Capital Partners II LLC (the “General Partner”), the general partner of Belvedere Capital Fund II L.P. (the “Fund”), the majority shareholder of SoCal.  The Fund, the General Partner and SoCal have entered into an agreement pursuant to which certain management services are provided to SoCal and its subsidiaries by the General Partner for a fee that can range annually from $200,000 to $750,000.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2008
Belvedere SoCal

By:	/s/ William Baribault
William Baribault
Chief Executive Officer (Principal Executive Officer)